Exhibit 3.3

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

• • • • •

NEW MURPHY OIL USA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Stockholder of said corporation, by Consent signed January 2, 1993, adopted the following resolution:

RESOLVED, that the sole stockholder hereby declares it advisable and In the best interest of the Company that Article FIRST of the Certificate of Incorporation of the Company be amended to read as follows:

“FIRST: The name of the corporation shall be MURPHY OIL USA, INC. (hereinafter called the ‘Company’).”

SECOND: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF. said NEW MURPHY OIL USA, INC. has caused this certificate to be signed by Steven A. Cosse, Its Vice President, and attested by Carla W. Hearnsberger, its Assistant Secretary, this 2nd day of January, 1993.

NEW MURPHY OIL USA, INC.

By:	/s/ Steven A. Cosse
Name: Steven A. Cosse
Title: Vice President

Attest:

By:	/s/ Carla W. Hearnsberger
Assistant Secretary

CERTIFICATE OF INCORPORATION

OF

NEW MURPHY OIL USA, INC.

• • • • •

1. The name of the corporation is

NEW MURPHY OIL USA, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
V. A. Brookens	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

J. L. Austin	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

M. C. Kinnamon	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this

28th day of September, 1992.

/s/ V.A. Brookens
V.A. Brookens, Incorporator

/s/ J. L. Austin
J. L. Austin, Incorporator

/s/ M.C. Kinnamon
M.C. Kinnamon, Incorporator